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                                                                 EXHIBIT 10.37

                   AMENDMENT NO. 1 TO INCENTIVE STOCK OPTIONS
           DATED OCTOBER 18, 1996, MARCH 17, 1997, MARCH 17, 1997,
                      NOVEMBER 19, 1997 AND APRIL 20, 1998


     WHEREAS, FVC.COM, Inc. (the "Company"), by agreements dated October 18, 1996, March 17, 1997, March 17, 1997, November 19, 1997 and April 20, 1998
(each, an "Option Agreement"), granted to James M. Nielsen (the "Optionee"), options to purchase (the "Options") up to 100,000 shares, 34,000 shares, 16,000 shares, 25,000 shares and 2,500 shares of Common Stock, respectively, of the Company.

     WHEREAS, the Company and the Optionee desire to amend the terms of each Option Agreement to accelerate the option vesting schedule.

     NOW, THEREFORE, the Company and the Optionee agree as follows.

     RESOLVED, that Section 2 of each Option Agreement is hereby amended to add the following two paragraphs:

          "Notwithstanding the above paragraph, for that portion of the option that is not vested and exercisable on November 1, 1998, such unvested shares shall become vested and exercisable in equal daily installments (rounded to the nearest whole share) during the period beginning on November 1, 1998 and ending on June 15, 1999. On and after June 15, 1999, all of the shares subject to the option shall be vested and exercisable. The provisions of this accelerated option vesting schedule shall be subject to the same limitations as was the original vesting schedule.

          To the extent that the terms of this agreement, as amended, cause the aggregate fair market value (determined in accordance with the applicable provisions of the Internal Revenue Code) of stock with respect to which your option plus all other incentive stock options granted to you by the Company or its Affiliates that first become exercisable in a single calendar year to exceed one hundred thousand dollars ($100,000), the options or portions thereof that exceed such limit (according to the order in which they were granted) shall be treated as nonstatutory stock options."

                                      1.
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     IN WITNESS WHEREOF, the Company and the Optionee have executed this
Amendment No. 1 to the Option Agreements as of December 1, 1998.

                                   FVC.COM, INC.


                                   By:   /s/  Ralph Ungermann
                                        ---------------------------------
                                        Ralph Ungermann
                                        Chief Executive Officer


                                   OPTIONEE


                                   By:   /s/  James M. Nielsen
                                        ---------------------------------
                                        James M. Nielsen


                                      2.